SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

July 19, 2010
Date of Report (Date of earliest event reported)
____________________________________________________

Small Cap Strategies, Inc.
(Exact name of Company as specified in its charter)

 (Commission File Number)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5655532
(IRS Employer Identification Number)

3651 Lindell Road, Suite D #146
Las Vegas, Nevada	89103
(Address of principal executive offices)	(ZIP Code)

Bryce Knight, CEO
Small Cap Strategies, Inc.
3651 Lindell Road, Suite D #146
Las Vegas, Nevada
(Name and address of agent for service)

(702) 943-0330
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities

On July 11, 2010, Small Cap Strategies, Inc. ("SMCA) entered into a Stock Purchase Agreement (the "Agreement") with Knight Inc. (“Knight”), a wholly owned subsidiary of SMCA’s CEO, Bryce Knight.  These shares were officially issued to Knight Inc. on July 19, 2010. Under the terms of the Agreement, Knight agreed to purchase 500,000 shares of SMCA common stock at a price of $0.01 per share.  The aggregate proceeds from the sale were $5,000; money that had already been contributed to SMCA by the CEO to pay expenses.

Through its purchase of 500,000 shares of SMCA common stock, Knight, which owned 400,000 shares prior to the issuance, had acquired approximately 63.9 percent of the total outstanding shares of SMCA common stock. Knight Inc. funded its purchase of the shares of SMCA common stock through personal funds.

The shares of SMCA common stock sold in this offering were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The offering was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act. The shares of SMCA common stock sold in this offering may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares of SMCA common stock contain a legend stating the same.

Item 5.01.                      Changes in Control in Registrant.

On July 19th, 2010, there was a change in control of Small Cap Strategies, Inc.  The Company issued 500,000 shares of common stock to Knight Inc., a Nevada corporation wholly-owned by Small Cap’s CEO, Bryce Knight for $5,000.   After the issuance, Knight Inc. owned 900,000 of 1,407,770 shares outstanding, representing, 63.9% of the outstanding stock of Small Cap Strategies. The issuance was pursuant to a Stock Purchase Agreement between Knight Inc. and the Company dated July 11, 2010 and Unanimous Consent of the Company’s Board of Directors on July 1, 2010.  Knight acquired the other 400,000 shares of SMCA common stock along with $35,000 Cash and $40,000 in account receivable from Issuer transferred from Xtreme on May 10, 2010 in exchange for 1,160,000 shares of Xtreme Oil & Gas, Inc. (XTOG.PK) stock pursuant to a Stock Purchase Agreement with Xtreme Oil & Gas.

The shares purchased from Xtreme and the shares issued from SMCA were officially transferred to Knight Inc. by the transfer agent on July 19, 2010.

Pursuant to these transactions, the Registrant was advised that Knight Inc., with 63.9% of the outstanding stock of the Company, represented a control position.  Control is determined, for purposes herein, as a majority of the outstanding shares of the Registrant.

All funds and consideration paid by Knight were from its own sources. For purposes of information required under Item 403(c) of Regulation S-K, there are no arrangements known to the Registrant of any pledge or hypothecation or assignment by Xtreme or its affiliates whereby the operation of which could result in a change in control of the registrant at a later date.

Item 5.02.                      Departure of Directors or Certain Officers: Election of Directors

On July 21, 2010, Joel Holt submitted his resignation to the Board of Directors and the Board of Directors accepted his resignation as an independent member of the Board of Directors.  There was no dispute or disagreement with the Company or its Board of Directors.  The Board of Directors, pursuant to authority, will appoint a new independent member of the Board in the near future.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

10.1 Knight Inc's Share Purchase Agreement with Small Cap Strategies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Company and in the capacity thereunto duly authorized, in Santa Monica, California, on the 21st day of July 2010.

Small Cap Strategies, Inc.
By:	/s/ Bryce Knight
Bryce Knight, Chief Executive Officer

 EXHIBIT INDEX

Exhibits
10.1 Knight Inc's Share Purchase Agreement with Small Cap Strategies, Inc.